SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          SECURITY CAPITAL CORPORATION
                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:


[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                                   May 3, 1999

         Dear Stockholder:

              You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Security Capital Corporation (the "Company"), which will be held in Conference Room 45A, 45th Floor, 101 Park Avenue, New York, New York, on Tuesday, June 22, 1999, commencing at 10:00 a.m. (local time). We look forward to greeting as many of our stockholders as are able to be with us.

              At the meeting, you will be asked to consider and vote upon (i) the election of four directors; and (ii) such other business as may properly come before the meeting and any adjournment thereof.

              We hope you will find it convenient to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND, TO ASSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided. No postage need be affixed to the Proxy if it is mailed in the United States.

              The Company's Annual Report for the fiscal year ended December 31, 1998 is being mailed to you together with the enclosed proxy materials.

                                          Sincerely,

                                          Brian D. Fitzgerald
                                          CHAIRMAN OF THE BOARD OF DIRECTORS


                                          A. George Gebauer
                                          PRESIDENT

                          SECURITY CAPITAL CORPORATION
                        1111 NORTH LOOP WEST, SUITE 400
                              HOUSTON, TEXAS 77008
                                 (713) 880-7100

                   ------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   ------------------------------------------

              NOTICE IS HEREBY GIVEN that the Annual Meeting of
         Stockholders (the "Annual Meeting") of Security Capital
         Corporation (the "Company") will be held in Conference Room 45A, 45th Floor, 101 Park Avenue, New York, New York, on
         Tuesday, June 22, 1999, commencing at 10:00 a.m. (local time), for the following purposes:

                  (1) To elect four directors to hold office until the next annual meeting and until their successors are duly elected and qualified; and

                  (2) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

              Only holders of record of the Common Stock or the Class A Common Stock of the Company at the close of business on April 26, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                          By Order of the Board of Directors,

                                          A. GEORGE GEBAUER
                                          SECRETARY

            May 3, 1999

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT.
                   PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED
               PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                          SECURITY CAPITAL CORPORATION
                        1111 NORTH LOOP WEST, SUITE 400
                              HOUSTON, TEXAS 77008
                                 (713) 880-7100

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is being furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors of Security Capital Corporation (the "Company") to be used at the Annual Meeting of Stockholders to be held on Tuesday, June 22, 1999, and any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Company's Annual Report for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. This Proxy Statement and accompanying materials are expected to be first sent or given to stockholders of the Company on May 10, 1999.

     The close of business on April 26, 1999 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record as of that date of shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), are entitled to notice of and to vote at the Annual Meeting. The Common Stock and the Class A Common Stock are sometimes collectively referred to herein as the "Common Equity."

     Each share of the Common Stock or the Class A Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On April 26, 1999, there were 380 shares of the Common Stock and 6,442,309 shares of the Class A Common Stock, for a total of 6,442,689 shares of the Common Equity, outstanding and entitled to vote.

     Execution of a Proxy by a stockholder will not affect such stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder who executes a Proxy has a right to revoke it at any time before it is voted by advising A. George Gebauer, Secretary of the Company, in writing of such revocation, by executing a later-dated Proxy which is presented to the Company at or prior to the Annual Meeting, or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy. The Board of Directors has retained D.F. King & Co., Inc. to assist in the solicitation of Proxies.

     Assuming a quorum, the four nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors by holders of record as of the record date of shares of the outstanding Common Equity, voting as a single class, will be elected as directors. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum on the election of directors, but will have no other effect.

     UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

     The principal executive offices of the Company are located at 1111 North Loop West, Suite 400, Houston, Texas 77008, and the Company's telephone number there is (713) 880-7100.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table and the notes thereto set forth information, as of April 26, 1999, with respect to the beneficial ownership of shares of each class of equity securities of the Company by the only persons known to the Company to have beneficial ownership of more than 5% of such class, by each director of the Company, by each executive officer of the Company and by the directors and executive officers of the Company as a group. Except as otherwise indicated, each person is believed to exercise sole voting and dispositive power over the shares reported.

                                                       AMOUNT OF BENEFICIAL OWNERSHIP
                                                            AS OF APRIL 26, 1999
                                        -------------------------------------------------------------
                                                                                           PERCENTAGE
                                                                 CLASS A                       OF
NAME AND ADDRESS                        COMMON    PERCENTAGE     COMMON      PERCENTAGE      COMMON
OF BENEFICIAL OWNER                     STOCK      OF CLASS       STOCK       OF CLASS       EQUITY
-------------------------------------   ------    ----------    ---------    ----------    ----------
Brian D. Fitzgerald..................     128        34.1%      5,223,243       81.1%        81.1%
  One Pickwick Plaza
  Suite 310, Greenwich
  CT 06830(1)(2)
FGS, Inc.............................     128        34.1%      4,983,361       77.4%        77.4%
  1105 North Market St.
  Suite 1300, Wilmington,
  DE 19894(1)(2)
Capital Partners, Inc................    --         --          4,455,672       69.2%        69.2%
  One Pickwick Plaza
  Suite 310, Greenwich,
  CT 06830(1)(2)
CP Acquisition, L.P. No. 1...........    --         --          4,455,672       69.2%        69.2%
  1105 North Market St.
  Suite 1300, Wilmington,
  DE 19894(1)(2)
FGS Partners, L.P....................    --            --       4,455,672       69.2%        69.2%
  One Pickwick Plaza
  Suite 310, Greenwich,
  CT 06830(1)(2)
William T. Bozarth...................    --         --             --          --            --
A. George Gebauer(1)(2)..............    --         --             89,198        1.7%         1.7%
Thomas J. Gochberg...................       1        *              8,709         *            *
Larry M. Karren......................    --         --                 34         *            *
All Directors and Executive Officers
  as a Group (5 persons).............     129        34.4%      5,321,184       82.6%        82.6%

------------
 *  Less than one percent

(1) The following related entities are generally referred to as "Capital Partners": (a) Capital Partners, Inc., a Connecticut corporation ("CP Inc."), of which Brian D. Fitzgerald is the sole stockholder and director, and A. George Gebauer is an officer; (b) Fitzgerald and Partners, a Delaware general partnership ("F&P"), of which Messrs. Fitzgerald and Gebauer are partners; (c) Capital Partners I, L.P., a New York limited partnership, of which CP Inc. and F&P are the general partners; and (d) 11 related Delaware limited partnerships, known collectively as "Capital Partners II," as follows: (i) CP Acquisition, L.P. No. 1 ("CP Acquisition"); (ii) CP Acquisition, L.P. No. 4A; (iii) CP Acquisition, L.P. No. 4B; (iv) CP Acquisition, L.P. No. 5A; (v) CP Acquisition, L.P. No. 5B; (vi) CP Acquisition, L.P. No. 6A; (vii) CP Acquisition, L.P. No. 6B; (viii) CP Acquisition, L.P. No. 7A; (ix) CP Acquisition, L.P. No. 7B; (x) CP Acquisition, L.P. No. 8A; and (xi) CP Acquisition, L.P. No. 8B. CP Inc., FGS, Inc. a Delaware corporation ("FGS"), of which Mr. Fitzgerald is the controlling stockholder, president, treasurer and a director, and FGS Partners, L.P., a Connecticut limited partnership, of which CP Inc. is

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
    the general partner, are the general partners of the 11 related partnerships.

    Brian D. Fitzgerald owns of record 239,882 shares of the Class A Common Stock. CP Acquisition owns of record 4,455,672 shares of the Class A Common Stock and FGS owns of record 527,689 shares of the Class A Common Stock and 128 shares of the Common Stock.

(2) Mr. Fitzgerald may be deemed to own beneficially the 239,882 shares of the Class A Common Stock owned of record by him, the 4,455,672 shares of the Class A Common Stock owned of record by CP Acquisition and the 527,689 shares of the Class A Common Stock and the 128 shares of the Common Stock owned of record by FGS. Mr. Fitzgerald has shared authority to vote and dispose of the FGS-owned shares of the Class A Common Stock and the Common Stock and disclaims beneficial ownership of such FGS-owned shares for all other purposes. Mr. Gebauer is also a stockholder, officer and director of FGS and an officer of CP Inc., but he disclaims beneficial ownership of shares of the Class A Common Stock and the Common Stock owned of record by such corporations for any purpose. The ownership noted above excludes the 82,453 shares of Class A Common Stock owned by the Fitzgerald Trust (of which Mr. Fitzgerald's brother is sole trustee and Mr. Fitzgerald's minor children are sole beneficiaries), as to which beneficial ownership is disclaimed for all purposes.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Four directors are to be elected to hold office until the next annual meeting and until their successors are duly elected and qualified. The names of the four nominees for election as directors for whom votes will be cast pursuant to the Proxies solicited hereby are set forth below. All of the nominees listed below are expected to serve as directors if they are elected. If any nominee should decline or be unable to accept such nomination or to serve as a director (an event which the Board of Directors does not now expect), the Board of Directors reserves the right to nominate another person or to vote to reduce the size of the Board of Directors. In the event another person is nominated, the Proxy holders intend to vote the shares to which the Proxy relates for the election of the person nominated by the Board of Directors. There is no cumulative voting for directors.

                                        DIRECTOR   PRINCIPAL OCCUPATIONS DURING THE LAST
             NAME                AGE     SINCE        FIVE YEARS; OTHER DIRECTORSHIPS
------------------------------   ---    --------   -------------------------------------
William T. Bozarth............   58        1988    Deputy Controller of Citigroup, Inc.
                                                   since October 1998; Vice President
                                                   and Controller of Travelers Group
                                                   Inc., a diversified financial
                                                   services company, from November 1991
                                                   until October 1998; Senior Vice
                                                   President and Chief Financial Officer
                                                   of Gulf Insurance Group, a property
                                                   and casualty insurance company, since
                                                   September 1990; Executive Vice
                                                   President of the Company from March
                                                   1989 until January 1990; Senior Vice
                                                   President of the Company from August
                                                   1984 until March 1989; a former
                                                   director or officer of various
                                                   present and former subsidiaries or
                                                   affiliates of the Company; and,
                                                   previously, a Partner of Arthur
                                                   Andersen & Co., New York, New York,
                                                   public accountants.

Brian D. Fitzgerald...........   54        1990    Chairman of the Board of the Company
                                                   since January 1990; President,
                                                   Treasurer and a director of FGS since
                                                   March 1989; and a partner, general
                                                   partner, stockholder, officer and/or
                                                   director of various Capital Partners
                                                   entities for more than five years.
                                                   Mr. Fitzgerald was a director of
                                                   Bryant Universal Roofing, Inc.
                                                   ("Bryant"), a privately-held Dela-
                                                   ware corporation that on May 17, 1996
                                                   filed a petition for bankruptcy under
                                                   Chapter 11 of the U.S. Bankruptcy
                                                   Code in the United States Bankruptcy
                                                   Court for the District of Arizona.

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                                        DIRECTOR  PRINCIPAL OCCUPATIONS DURING THE LAST
             NAME                AGE     SINCE       FIVE YEARS; OTHER DIRECTORSHIPS
------------------------------   ---    --------  -------------------------------------
A. George Gebauer.............   66        1990   President of the Company since
                                                  January 1990 and Secretary of the
                                                  Company since February 1994; Vice
                                                  President, Secretary and a director
                                                  of FGS since March 1989; and a
                                                  partner, general partner,
                                                  stockholder, officer and/or director
                                                  of various Capital Partners entities
                                                  for more than five years. Mr. Gebauer
                                                  was formerly a director and executive
                                                  officer of Alpha Modular Systems,
                                                  Inc., a privately-held California
                                                  corporation which had an involuntary
                                                  petition under Chapter 7 of the U.S.
                                                  Bankruptcy Code filed against it on
                                                  March 18, 1994 by certain of its
                                                  creditors in the United States
                                                  Bankruptcy Court for the Central
                                                  District of California, San
                                                  Bernardino division. Mr. Gebauer also
                                                  was a director of Bryant, a
                                                  privately-held Delaware corporation
                                                  that on May 17, 1996 filed a petition
                                                  for bankruptcy under Chapter 11 of
                                                  the U.S. Bankruptcy Code in United
                                                  States Bankruptcy Court for the
                                                  District of Arizona.

Thomas J. Gochberg............   60        1979   President of TJG Holdings, Inc., a
                                                  New York corporation which is the
                                                  general partner of various real
                                                  estate investment entities, since
                                                  July 1991; President and Chief
                                                  Executive Officer of the Company from
                                                  its inception in November 1979 until
                                                  January 1990; a former director or
                                                  officer of various present and former
                                                  subsidiaries or affiliates of the
                                                  Company; and a director of Smith
                                                  Barney, Inc., New York, New York, an
                                                  investment banking holding company,
                                                  from February 1979 until March 1984.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOUR NOMINEES FOR DIRECTORS.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held two meetings and acted by written consent three times during the year ended December 31, 1998. In addition, a special committee of the Board of Directors met once during the year ended December 31, 1998. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and all committees on which such director served that were held during the fiscal year ended December 31, 1998.

     The Board of Directors has an Audit Committee. The Audit Committee, which is presently composed of Messrs. Gebauer, Gochberg and Bozarth, selects the independent auditors, consults with such auditors and with management with regard to the adequacy of the Company's internal accounting controls, considers any non-audit functions to be performed by the independent auditors and carries out such activities related to the financial statements of the Company as the Board of Directors shall from time to time request. The Audit Committee acted by written consent once with respect to the fiscal year ended December 31, 1998.

                             EXECUTIVE COMPENSATION

     1.  SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth certain information about the cash and non-cash compensation earned by or awarded to the chief executive officer of the Company, A. George Gebauer, President and Secretary of the Company, and to Brian D. Fitzgerald, the Chairman of the Board of the Company, for services rendered to the Company during the fiscal years ended December 31, 1998, December 31, 1997 and September 30, 1996 and for the three month period from October 1 through December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                               ANNUAL COMPENSATION
                                       -------------------------------------------------------------------
                                                                                               ALL OTHER
     NAME AND PRINCIPAL POSITION                PERIOD              SALARY       BONUS       COMPENSATION
-------------------------------------  ------------------------     ------      -------      -------------
A. George Gebauer ...................      Fiscal Year 1998          (1)          (1)             (1)
  President and Secretary                  Fiscal Year 1997          (1)          (1)             (1)
                                           Fiscal Year 1996          (1)          (1)             (1)
                                          Three-Month Period
                                          from 10/1-12/31/96         (1)          (1)             (1)
Brian D. Fitzgerald .................      Fiscal Year 1998          (1)          (1)             (1)
  Chairman of the Board                    Fiscal Year 1997          (1)          (1)             (1)
                                           Fiscal Year 1996          (1)          (1)             (1)
                                          Three-Month Period
                                          from 10/1-12/31/96         (1)          (1)             (1)

------------
(1) Messrs. Fitzgerald and Gebauer receive no compensation for their services as officers of the Company. CP Inc., a corporation controlled by Mr. Fitzgerald and for which Mr. Gebauer serves as an officer, is paid a management fee pursuant to an Advisory Services Agreement, dated as of April 27, 1990 and effective as of January 26, 1990 (the "Advisory Agreement"), between the Company and CP Inc. Pursuant to the Advisory Agreement, CP Inc. provides certain advisory services to the Company in the areas of investments, general administration, corporate development, strategic planning, stockholder relations, financial matters and general business policy. Upon the acquisition of the assets of Pumpkin, Ltd. d/b/a Pumpkin Masters, Inc. the Advisory Agreement was amended to increase the annual fee for such services by an amount equal to the greater of $100,000 and 5% of the annual EBITDA of Pumpkin (calculated as provided in the Asset Purchase Agreement, dated as of June 27, 1997, effecting such purchase). The Advisory Agreement was further amended in connection with the acquisition of Primrose School Franchising Company, Metrocorp Properties, Inc. and The Jewel I, Inc. d/b/a Primrose Country Day School (collectively, the "Primrose Companies") on April 6, 1999 to increase the fee to the greater of $250,000 or 5% of the Primrose Companies' annual EBITDA (as defined in the Stock Purchase Agreement, dated as of April 6, 1999, effecting such purchase). During the period from October 1, 1996 through December 31, 1996, CP Inc. was paid a fee of $81,300. During fiscal 1997, CP Inc. was paid a fee of $375,000. In addition, for additional services rendered in connection with the Company's acquisition of Pumpkin, CP Inc. was paid an investment banking fee of $120,000. CP Inc. was also reimbursed for approximately $6,700 of legal and other expenses incurred by it on behalf of the Company in connection with a prospective acquisition that failed to close. See "Certain Relationships and Related Transactions."

     2.  OPTION/SAR GRANTS IN LAST FISCAL YEAR

     No Options or SARs were granted to any executive officer of the Company during the period from January 1, 1998 through December 31, 1998.

     3.  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

     No Options or SARs were exercised by any executive officer of the Company during the period from January 1, 1998 through December 31, 1998.

     4.  LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS IN LAST FISCAL YEAR

     No LTIP Awards were made to any executive officer of the Company during period from January 1, 1998 through December 31, 1998.

     5.  COMPENSATION OF DIRECTORS

     William T. Bozarth and Thomas J. Gochberg, who are not employees or officers of the Company, receive an annual fee of $5,000 plus reasonable expenses in connection with attendance at meetings of the Board of Directors or any committee thereof, but do not receive any separate fee for attendance at meetings. Messrs. Fitzgerald and Gebauer do not receive any annual fee, or any fees for attendance at meetings.

     6.  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     The Company does not have a Compensation Committee. Messrs. Gebauer and Fitzgerald, directors and executive officers of the Company who receive no salary or bonus, participate in any deliberations of the Board of Directors concerning executive officer compensation.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Larry M. Karren, Vice President and Treasurer of the Company, is the only executive officer who receives any compensation from the Company for service as an officer of the Company. When the Company sold its interest in Foster Insurance Services, Inc. in 1997, the Company and Mr. Karren agreed that, as a result of his reduction in his duties resulting from the sale, he would be paid a salary of $3,200 per month and would not be eligible for an annual bonus. Other than with respect to Mr. Karren, the Board of Directors has not formulated any specific policies with respect to compensation of its executive officers.

                                          THE BOARD OF DIRECTORS
                                          William T. Bozarth
                                          Brian D. Fitzgerald
                                          A. George Gebauer
                                          Thomas J. Gochberg

                               PERFORMANCE GRAPH

     The performance graph below shows a comparison of the cumulative total return, on a dividend reinvestment basis, measured at each fiscal year end and calendar year end for the last five years assuming $100 invested on September 30, 1994 in the Class A Common Stock, the Company's selected peer group and the Nasdaq Market Index. The selected peer group consists of Department 56 Inc., Enesco Group Inc. and Russ Berrie & Co. Inc. These companies are seasonal products companies and are considered by the Company's management to be competitors of the Company. The returns of each peer group company have been weighted according to its stock market capitalization for purposes of arriving at a peer group average.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      AMONG SECURITY CAPITAL CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                9/94     12/94    9/95     12/95    9/96     12/96    12/97    12/98
                               ------   ------   ------   ------   ------   ------   ------   ------
SECURITY CAPITAL ...........   100.00   100.00   133.30   100.00   225.00   282.30   200.00   275.00
CUSTOMER SELECTED STOCK LIST   100.00    98.08   110.30    94.18    83.68    83.56   100.30   106.50
NASDAQ MARKET ..............   100.00    97.99   122.90   121.90   140.80   147.40   180.40   254.40

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXCHANGE AGREEMENT; EXCHANGE OF CLASS A PREFERRED STOCK FOR CLASS A COMMON STOCK

     In late 1997, CP Inc., on behalf of the holders of all the outstanding shares of the Class A Preferred Stock, proposed that the Company consider an exchange of all of the outstanding shares of the Class A Preferred Stock, and all accrued dividends thereon, for shares of the Class A Common Stock, at an exchange price per share equal to $4.00 (the "Exchange"). In light of the affiliations of Mr. Fitzgerald and Mr. Gebauer to CP Inc., the Company's Board of Directors established a Special Committee composed of Messrs. Bozarth and Gochberg to review, analyze and negotiate the proposed Exchange or other possible transaction. After reviewing and considering information about the Class A Preferred Stock and the accrued dividends thereon, including the historical trading prices of the Class A Common Stock, the impact of the Exchange on the Company's financial condition and results of operations, the potential uses of the cash to be saved by the Company as a result of the Exchange and the terms and provisions of the Exchange Agreement (as defined below), including Mr. Fitzgerald's undertaking described in the next paragraph, the Special Committee approved the Exchange on January 5, 1998.

     The Exchange was effective as of December 31, 1997 (the "Exchange Date") pursuant to an Exchange Agreement among the Company, each holder of Class A Preferred Stock and Mr. Fitzgerald (the "Exchange Agreement"). As of the Exchange Date, 30,000 shares of Class A Preferred Stock were outstanding and such shares had an aggregate liquidation preference of $3,000,000, exclusive of accrued dividends thereon of $1,987,500. Accordingly, in accordance with the Exchange Agreement, such shares of Class A Preferred Stock were exchanged for 1,246,875 shares of Class A Common Stock. The Exchange Agreement also includes an undertaking from Mr. Fitzgerald to the effect that neither he nor any entity controlled by him, during the five-year period following the Exchange Date, will propose or effect any Rule 13e-3 transaction (i.e., a "going private" transaction) within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934, as amended. In addition, pursuant to agreements made in the Exchange Agreement, the Company amended its Amended and Restated Certificate of Incorporation to delete Article Twelfth (which contains certain anti-takeover provisions, including higher voting requirements for certain business combinations) therefrom.

ADVISORY SERVICES AGREEMENT; ACQUISITION CRITERIA AND PROCEDURES

     On April 27, 1990, effective as of January 26, 1990, the Company entered into the Advisory Agreement with CP Inc., an entity controlled by Mr. Fitzgerald and for which Mr. Gebauer serves as an officer. Pursuant to the Advisory Agreement, CP Inc. provides certain advisory services in the areas of investments, general administration, corporate development, strategic planning, stockholder relations, financial matters and general business policy. Upon the acquisition of Pumpkin, the Advisory Agreement was amended to increase the annual fee for such services by an amount equal to the greater of $100,000 and 5% of the annual EBITDA of Pumpkin (calculated as provided in the Asset Purchase Agreement, dated as of June 27, 1997, effecting such purchase). The Advisory Agreement was further amended in connection with the acquisition of the Primrose Companies on April 6, 1999 to increase the fee to the greater of $250,000 or 5% of the Primrose Companies' annual EBITDA (as defined in the Stock Purchase Agreement, dated as of April 6, 1999, effecting such purchase). Such fee is subject to appropriate adjustment should the scope of operations of the Company change again, whether from an acquisition or otherwise. In this regard, CP Inc. would likely be paid an annual fee for ongoing advisory services following an acquisition of no more than 4% to 5% of the acquired company's annual operating profit. Pursuant to the Advisory Agreement and otherwise, no compensation is paid to the current Chairman of the Board (Mr. Fitzgerald), President and Secretary (Mr. Gebauer) and Assistant Secretary (Joan E. Wolff) in their respective capacities as such. During fiscal 1998, CP Inc. was paid $425,000 in fees and reimbursed for expenses incurred by it of approximately $19,700. In addition, in 1998, the Company paid approximately $84,500 in expenses, and reimbursed approximately $17,600 of expenses incurred by CP Inc. on behalf of the Company in connection with prospective acquisitions.

     The initial term of the Advisory Agreement was for one year commencing on January 26, 1990; thereafter, the agreement will be automatically extended for additional one-year periods unless either party gives 30 days' written notice to the other of its intention to terminate. The Advisory Agreement was automatically renewed for a one-year period commencing January 26, 1999.

     The Advisory Agreement confirms that, from time to time, CP Inc. may present acquisition opportunities to the Company that it believes may be appropriate for the Company, but that CP Inc. is under no obligation to present any or all acquisition candidates of which it is aware to the Company except for insurance agency businesses. If the Company or any of its subsidiaries completes any acquisition which was presented by CP Inc., the Company is obligated to pay CP Inc. an investment banking fee at the usual and customary rate for transactions of such size and complexity. This fee is likely to be in the range of 1% to 1 1/2% of the aggregate purchase price for the acquisition.

     While enterprises proposed for acquisition may be in any line of business, to date the acquisitions in which CP Inc. and its affiliates have participated have been primarily in the manufacturing, distribution and service fields. Consistent with the investment strategies and principles utilized by CP Inc., the Company currently intends in general to focus upon, as potential targets, established companies of medium size with histories of earnings and cash flow stability, favorable earnings growth prospects, good management and strong competitive positions. It is currently the Company's plan that acquisitions will be undertaken directly or by one or more subsidiaries of the Company, with financing achieved through equity contributed by the Company and debt and subordinated debt raised at the subsidiary or parent level. It may be necessary to issue preferred stock, common equity or warrants or options to purchase common equity of the Company or of the acquired entity to one or more lenders in order to obtain the financing. In some instances, it may be possible to obtain financing from the sellers of the acquired entity in the form of subordinated notes or earn-outs. Such sellers may also receive shares of common equity or warrants or options to purchase the same of the Company or the acquired entity. Typically, certain members of management of the acquired entity will be granted incentives (usually equity-based) to remain with the acquired entity following the acquisition. The companies targeted usually will have annual operating profits of $3,000,000 to $10,000,000. Consequently, purchase prices should range from approximately $10,000,000 to $75,000,000. Under such acquisition strategy, significant uncertainties involving product life cycles, volatile market demand, organization changes and other major turnaround aspects will generally disqualify a prospect. The acquisition criteria set forth above are only guidelines and may change from time to time in response to market conditions, the Company's financial condition and results of operations and other factors.

     In connection with its acquisition activities on behalf of the Company, other portfolio companies and for its own account, CP Inc. maintains ongoing relationships with hundreds of merger and acquisition intermediary firms, ranging from large investment banks and accounting firms to small business brokerages. In a typical year, CP Inc. receives over 500 leads on companies which are or might be for sale. Of these, perhaps 50 are sufficiently close to the Company's acquisition criteria set forth above to merit further consideration.

     CP Inc. may decide at some future date to present one of its portfolio companies to the Company for possible acquisition. Any such acquisition would be submitted to the Company's independent directors for their approval.

PRIVATE PLACEMENT OF CLASS A COMMON STOCK

     In January 1999, CP Acquisition offered to purchase in a private placement shares of the Class A Common Stock at a price per share equal to $4.00 in connection with the financing by the Company of its purchase of the Primrose Companies. In light of the affiliations of Mr. Fitzgerald and Mr. Gebauer to CP Acquisition, the Company's Board of Directors established a Special Committee composed of Messrs. Bozarth and Gochberg to review, analyze and negotiate the proposed sale of shares of the Class A Common Stock. After reviewing and considering information on the acquisition of the Primrose Companies and the financing options available to the Company in connection with such acquisition, the Special Committee agreed that acquiring the Primrose Companies was in the best interest of the Company. After further discussions and negotiations with CP Acquisition, the Committee determined to approve a sale of 1,136,364 shares of the Class A Common Stock at a price of $4.40 per share to CP Acquisition in connection with the Company's financing of the acquisition of the Primrose Companies. The sale was effected on April 6, 1999.

                              INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors selected Deloitte & Touche as independent auditors of the Company for the fiscal year ending December 31, 1999. One or more representatives of Deloitte & Touche, which has served as the Company's independent auditors since October 22, 1990, are expected to be available by telephone at the Annual Meeting to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

     In addition to performing customary audit services, Deloitte & Touche will assist the Company with the preparation of its Federal and state income tax returns, for which it will charge the Company its customary billing rates. Material non-audit services will be approved by the Audit Committee prior to the rendering of such services after due consideration of the effect of the performance thereof on the independence of the auditors.

                            EXPENSES OF SOLICITATION

     The total cost of the Proxy solicitation will be borne by the Company. In addition to the mails, Proxies may be solicited by directors and officers of the Company by personal interviews, telephone and telegraph. The Company has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of Proxies for a fee estimated to be $1,500 plus reimbursement of out-of-pocket expenses. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to the beneficial owners of shares of Common Equity entitled to vote at the Annual Meeting and that such persons will be reimbursed for their out-of-pocket expenses incurred in this connection.

                             STOCKHOLDER PROPOSALS

     Stockholders are hereby notified that, if they intend to submit proposals for inclusion in the Company's Proxy Statement and Proxy for its 1999 Annual Meeting of Stockholders, such proposals must be received by the Company no later than December 31, 1999 and must otherwise be in compliance with applicable Securities and Exchange Commission regulations.

                                 MISCELLANEOUS

     The Board of Directors knows of no other business to be presented at the Annual Meeting. If, however, other matters properly do come before the Annual Meeting, it is intended that the Proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such Proxies.

     STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED.

                                          By Order of the Board of Directors,

                                          A. GEORGE GEBAUER
                                            SECRETARY

Houston, Texas
May 3, 1999

                          SECURITY CAPITAL CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS -- JUNE 22, 1999

    The undersigned hereby appoints Brian D. Fitzgerald and A. George Gebauer, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock (par value $.01) and Class A Common Stock (par value $.01) of Security Capital Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held in Conference Room 45A, 45th Floor, 101 Park Avenue, New York, New York on Tuesday, June 22, 1999, commencing at 10:00 a.m. (local time), and at any adjournment thereof.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

PLEASE MARK BOX [X] in blue or black ink.

1.  Election of       FOR all nominees listed below [ ]    WITHHOLD AUTHORITY to vote [ ]     EXCEPTIONS [ ]
    Directors:                                             for all nominees listed below

Nominees: WILLIAM T. BOZARTH, BRIAN D. FITZGERALD, A. GEORGE GEBAUER, THOMAS J. GOCHBERG

(Instructions: To withhold authority to vote for any nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

                                     Please sign exactly as your name appears on the left. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                                     PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE
                                     ANNUAL MEETING [ ]

                                     Dated: ______________________________, 1999


                                     ___________________________________________
                                                      Signature

                                     ___________________________________________
                                                      Signature

PLEASE SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.